For Immediate Release
Thursday, July 9, 2015
Contacts: Ryan Hornaday, SVP/Finance & Treasurer
rhornaday@emmis.com
Patrick Walsh, CFO/COO, pwalsh@emmis.com
317.266.0100

Emmis Announces First Quarter Earnings
Emmis Grows Operating Income; Sees Improved Q2

Indianapolis... Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its first fiscal quarter ending May 31, 2015.

Emmis’ radio net revenues for the first fiscal quarter were down 5.3%, from $45.0 million to $42.6 million. Per Miller Kaplan reporting, which excludes barter revenues and syndication revenues, Emmis’ stations were down 6.0% compared to local radio market revenues down 4.9% during the fiscal quarter.

Publishing net revenues were up 5.8% in the first fiscal quarter, driven by strong growth at Los Angeles, Texas Monthly and Atlanta.
For the first fiscal quarter, operating income was $7.6 million, compared to $6.6 million for the same quarter of the prior year. Emmis’ station operating income for the first fiscal quarter was $13.6 million, compared to $13.3 million for the same quarter of the prior year.
“While this was a challenging quarter, we are encouraged by what we see looking forward,” said Jeff Smulyan, President & CEO of Emmis. “Our Q2 radio revenues are pacing up low single digits, we had a record-setting Summer Jam concert in New York, and ratings are bouncing back in Los Angeles after some expected turbulence.

“The Emmis-created, industry-led initiative to make FM broadcast radio available on smartphones and tablets, NextRadio®, has incredible momentum,” Smulyan continued. “The announcement last week that NextRadio is now available for download in the Amazon App Store is the first in what we hope will be a series of positive announcements. I couldn’t be more thrilled with the way our industry has come together to support NextRadio.
"Last Friday's decision by the Seventh Circuit Court of Appeals in our preferred stock case was particularly gratifying," added Smulyan. "We always knew that we had complied with Indiana's unique corporate law, and were very pleased that the court agreed."
A conference call regarding earnings will be hosted today at 9 a.m. Eastern by dialing 1-517-623-4891. Questions may be submitted via email to ir@emmis.com. A replay of the call will be available until 6 p.m. on Thursday, July 23 by dialing 1-203-369-0276.

Emmis will host its Annual Shareholders’ Meeting today at 11 am at Emmis Headquarters on Monument Circle in Indianapolis.

Emmis has included supplemental station operating expenses and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Emmis Communications - Great Media, Great People, Great Service®
About Emmis Communications
Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis operates the 9th largest radio portfolio in the United States based on total listeners. Emmis owns 19 FM and 4 AM radio stations in New York, Los Angeles, St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there), Indianapolis and Terre Haute, IN.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	competition from new or different media and technologies;

•	loss of key personnel;

•
increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	changes in radio audience measurement methodologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	Three months ended May 31,
	2015	2014
OPERATING DATA:
Net revenues:
Radio	$42,593	$44,990
Publishing	15,525	14,678
Emerging Technologies	335	56
Total net revenues	58,453	59,724
Station operating expenses excluding depreciation and amortization expense and LMA fees:
Radio	28,693	27,360
Publishing	15,209	14,940
Emerging Technologies	1,641	626
Total station operating expenses excluding depreciation and amortization expense and LMA fees	45,543	42,926
Corporate expenses excluding depreciation and amortization expense	3,819	4,890
LMA fees	—	3,825
Hungary license litigation and related expenses	—	92
Depreciation and amortization	1,450	1,353
Gain on disposal of assets	—	(3)
Operating income	7,641	6,641
Interest expense	(4,546)	(1,600)
Other income, net	10	11
Income before income taxes	3,105	5,052
Provision for income taxes	947	2,385
Consolidated net income	2,158	2,667
Net income attributable to noncontrolling interests	633	1,711
Net income attributable to the Company	$1,525	$956

Basic net income per common share	$0.04	$0.02
Diluted net income per common share	$0.03	$0.02

Basic weighted average shares outstanding	43,217	42,093
Diluted weighted average shares outstanding	47,373	47,347

	Three months ended May 31,
	2015	2014
OTHER DATA:
Station operating income (See below)	$13,634	$13,375
Cash paid for income taxes, net	216	278
Cash paid for interest	4,321	1,370
Capital expenditures	421	625

Noncash compensation by segment:
Radio	$470	$270
Publishing	228	132
Emerging Technologies	26	—
Corporate	1,380	546
Total	$2,104	$948

COMPUTATION OF STATION OPERATING INCOME:
Operating income	$7,641	$6,641
Plus: Depreciation and amortization	1,450	1,353
Plus: Hungary litigation expense and related costs	—	92
Plus: Corporate expenses	3,819	4,890
Plus: Station noncash compensation	724	402
Less: Gain on sale of assets	—	(3)
Station operating income	$13,634	$13,375

SELECTED BALANCE SHEET INFORMATION:	May 31, 2015	February 28, 2015

Total Cash and Cash Equivalents	$3,270	$3,669
Credit Agreement Debt	$195,537	$193,000
98.7FM Nonrecourse Debt	$69,208	$70,401